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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement of Unitrode Corporation on Form S-4 (File No. 333-53825) of our report dated March 2, 1998, except for Note P, as to which the date is April 7, 1998, on our audits of the consolidated financial statements and financial statement schedule of Unitrode Corporation and Consolidated Subsidiaries as of January 31, 1998 and 1997, and for each of the three years in the period ended January 31, 1998, which report is included in the Annual Report on Form 10-K of Unitrode Corporation for the year ended January 31, 1998. We also consent to the reference to our firm under the caption "Experts".



                                       /s/ PricewaterhouseCoopers LLP
                                       ------------------------------
                                       PricewaterhouseCoopers LLP


Boston, Massachusetts
July 10, 1998